POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David G. Watumull, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David G. Watumull	President, Chief Executive Officer, and Director	August 14, 2019
David G. Watumull	(president, principal executive officer and director)

/s/ John B. Russell	Chief Financial Officer and Treasurer	August 14, 2019
John B. Russell	(principal financial officer and treasurer)

/s/ George W. Bickerstaff, III	Chairman of the Board of Directors	August 14, 2019
George W. Bickerstaff, III

/s/ Terence A. Kelly, Ph.D.	Director	August 14, 2019
Terence A. Kelly, Ph.D.

/s/ Michele Galen	Director	August 14, 2019
Michele Galen

/s/ Makarand Jawadekar, Ph.D.	Director	August 14, 2019
Makarand Jawadekar, Ph.D.

/s/ Elona Kogan	Director	August 14, 2019
Elona Kogan